United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
February 1, 2018
Cannae Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)
1-38300
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-1273460 (IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)
(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement

On February 1, 2018, Cannae Holdings, LLC (“Cannae LLC”), a Delaware limited liability company and a subsidiary of Cannae Holdings, Inc. (the “Company”), Fidelity Newport Holdings, LLC, a Delaware limited liability company and a majority-owned subsidiary of Cannae LLC (“FNH” and, together with Cannae LLC, the “Sellers”), 99 Restaurants, LLC, a wholly-owned subsidiary of FNH (“99 Restaurants”), J. Alexander’s Holdings, Inc., a Tennessee corporation (“JAX”), J. Alexander’s Holdings, LLC, a Delaware limited liability company and direct, majority-owned subsidiary of JAX (“JAX OP”) and Nitro Merger Sub, Inc., a Tennessee corporation and wholly-owned subsidiary of JAX OP (“Merger Sub”) entered into a letter agreement to terminate their previously reported Agreement and Plan of Merger, dated as of August 3, 2017, by and among the Sellers, 99 Restaurants, JAX, JAX OP and Merger Sub (as amended on January 30, 2018, the “Merger Agreement”), pursuant to Section 9.1(b)(iii) thereof. The parties reached this decision following the conclusion of the special meeting of the shareholders of JAX (the “JAX Shareholders Meeting”) held on February 1, 2018.

Item 8.01.	Other Events

The Company issued a press release on February 1, 2018 concerning the preliminary results of the JAX Shareholders Meeting, which is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

See Exhibit Index.

EXHIBIT INDEX
Exhibit No.	Name
99.1	Press release, dated February 1, 2018, commenting on preliminary results of special meeting of J. Alexander’s shareholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannae Holdings, Inc.
Date:	February 2, 2018	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary